UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2017

LONG ISLAND ICED TEA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12-1 Dubon Court, Farmingdale, NY 11735

(Address of Principal Executive Offices) (Zip Code)

(855) 542-2832

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01.	Other Events.

On October 4, 2017, Long Island Iced Tea Corp. (the “Company”) consummated its public offering (the “Offering”) of an aggregate of 607,500 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, at a price of $2.05 per Share. The Shares were sold pursuant to subscription agreements by and between the Company and each of the purchasers in the Offering.

Each purchaser in the offering also received a warrant (a “Warrant”) to purchase 50% of the number of Shares for which such investor subscribed in the Offering (or a total aggregate number of shares underlying such Warrants equal to 303,750 shares). The Warrants have an exercise price of $2.40 per share, subject to adjustment, and expire one year from the closing of the Offering.

The Offering generated total net proceeds, after payment of offering expenses, of approximately $1.2 million. The press release announcing the consummation of the Offering is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Press release.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2017

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name:	Philip Thomas
Title:	Chief Executive Officer

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